Exhibit 5.1

                                            February 11, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                     Re:  Porta Systems Corp.

Gentlemen:

      We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Porta Systems Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission. Terms defined in the Registration Statement and not otherwise defined in this opinion shall have the same meanings in here as in the Registration Statement.

      We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

      We are aware that Section 12.06 of the Porta Systems Corp. Employee Stock Purchase Plan (the "Purchase Plan") provides that the Purchase Plan was approved by the Company's Board of Directors, subject to stockholder approval which has not been obtained, and, accordingly, no shares of Common Stock may be issued thereunder until and unless stockholder approval required by the Purchase Plan is obtained.

      Based on our examination mentioned above and, with respect to the Purchase Plan, subject to stockholder approval as provided therein, we are of the opinion that the shares of Common Stock issued or to be issued, from time to time, in connection with the Porta Systems Corp. Stock Purchase Program, the

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Securities and Exchange Commission
February 11, 1999
Page 2


Purchase Plan and the Porta Systems Corp. Employee Stock Bonus Plan (collectively, the "Plans") are duly authorized and, when issued in accordance with terms of the applicable Plan, will be validly issued, fully paid and non-assessable.

      Please note that Warren H. Esanu, Esq., who is of counsel to this firm, is a director of the Company.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s Esanu Katsky Korins & Siger, LLP
                                            ------------------------------------
                                            ESANU KATSKY KORINS & SIGER, LLP